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                                                                       EXHIBIT B

                                  GENCORP INC.
                    COMPUTATION OF EARNINGS PER COMMON SHARE

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
                                                                    YEARS ENDED NOVEMBER 30
                                                                -------------------------------
                                                                 1995        1994        1993
                                                                -------     -------     -------
EARNINGS (LOSS) (Dollars in Millions)
---------------
Income (Loss) Before Cumulative Effect of Accounting Changes..  $  38.3     $ (13.0)    $  42.8

Cumulative Effect of Accounting Changes.......................       --      (212.7)         --
                                                                -------     -------     -------
Net Income (Loss) for Primary Earnings Per Share..............  $  38.3     $(225.7)    $  42.8

Tax Affected Interest Expense Applicable to 8% Convertible
  Subordinated Debentures.....................................      5.5         5.5         5.5
                                                                -------     -------     -------
Net Income (Loss) for Fully Diluted Earnings Per Share........  $  43.8     $(220.2)    $  48.3
                                                                =======     =======     =======
SHARES (In Thousands)
------
Weighted Average Number of Common Shares Outstanding for
  Primary Earnings Per Share..................................   32,814      31,797      31,730

Assuming Conversion of 8% Convertible Subordinated
  Debentures..................................................    7,158       7,158       7,158
                                                                -------     -------     -------
Weighted Average Number of Common Shares Outstanding for Fully
  Diluted Earnings Per Share..................................   39,972      38,955      38,888
                                                                =======     =======     =======
EARNINGS (LOSS) PER SHARE
-------------------------
Income (Loss) Before Cumulative Effect of Accounting Changes..  $  1.17     $  (.41)    $  1.35

Cumulative Effect of Accounting Changes.......................       --       (6.69)         --
                                                                -------     -------     -------
Net Income (Loss) for Primary Earnings Per Share..............  $  1.17     $ (7.10)    $  1.35
                                                                =======     =======     =======
Fully Diluted Earnings (Loss) Per Share.......................  $  1.10     $ (7.10)    $  1.24
                                                                =======     =======     =======
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